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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY
                               -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of TELXON CORPORATION, a Delaware corporation ("Registrant"), hereby constitutes and appoints Robert F. Meyerson, William J. Murphy and Kenneth W. Haver, his attorneys-in-fact and agents, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare or cause to be prepared and to sign a Registration Statement on Form S-8 under the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to shares of Registrant's Common Stock, par value $.01 per share issuable to employees who hereafter purchase such stock under Registrant's 1995 Employee Stock Purchase Plan, together with any participation interests under said Plan which may constitute securities within the meaning of the Act and any and all amendments to such Registration Statement and to file the same, including all exhibits thereto and other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents and either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
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    IN WITNESS WHEREOF, each of the undersigned has executed this instrument in the capacities and on the date indicated.


NAME                                         CAPACITY                           DATE
- ----                                         --------                           ----

 /s/ Richard J. Bogomolny                    Director                           September 20, 1995
- --------------------------------------
Richard J. Bogomolny


 /s/ John H. Cribb                           Vice Chairman of the Board         September 21, 1995
- --------------------------------------       and Director
John H. Cribb


 /s/ Robert A. Goodman                       Director                           September 26, 1995
- --------------------------------------
Robert A. Goodman


 /s/ Robert F. Meyerson                      Chairman of the Board, Chief       September 26, 1995
- --------------------------------------       Executive Officer (principal
Robert F. Meyerson                           executive offer), and Director


 /s/ William J. Murphy                       President, Chief Operating         September 21, 1995
- --------------------------------------       Officer and Director
William J. Murphy


 /s/ Raj Reddy                               Director                           September 20, 1995
- --------------------------------------
Raj Reddy


 /s/ Norton W. Rose                          Director                           September 22, 1995
- --------------------------------------
Norton W. Rose